                                                                    EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                   ----------
                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                                   ----------

                                  BANK ONE, NA
               (Exact name of trustee as specified in its charter)

        A National Banking Association                         31-4148768
                                                             (I.R.S. employer
                                                          identification number)

100 East Broad Street
Columbus, Ohio                                                 43271-0181
(Address of principal executive offices)                       (Zip Code)

                                  Bank One, N A
                                1 Bank One Plaza
                               Mail Code IL1-0120
                          Chicago, Illinois 60670-0120
  Attn: Marla S. Roth, Assistant Vice President, Law Department (312) 732-2773
            (Name, address and telephone number of agent for service)

                                   ----------

                               SPRINT CORPORATION
               (Exact name of obligor as specified in its charter)



           Kansas                                      48-0457967
(State or other jurisdiction of                     (I.R.S. employer
 incorporation or organization)                  identification number)


2330 Shawnee Mission Parkway
Westwood, Kansas                                         66205
(Address of principal executive offices)               (Zip Code)

                                 Debt Securities
                         (Title of Indenture Securities)

Item 1.   General Information. Furnish the following information as to the
          -------------------
          trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.; Federal Reserve Bank of Cleveland, Cleveland, Ohio.

          (b) Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor.  If the obligor is an affiliate of the
          -----------------------------
          trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits. List below all exhibits filed as a part
          ----------------
          of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of November, 2001

              Bank One, NA,
              Trustee

              By: /s/ Marla S. Roth
                  -------------------------
                  Marla S. Roth
                  Assistant Vice President

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, NA, filed in connection with Form S-3 relating to Wheeling-Pittsburgh Corporation 9 3/8% Senior Notes due 2003, Securities Exchange Commission File No. 33-50709.

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               November 27, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture and supplemental indenture between Sprint Corporation, and Bank One, NA, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

               Very truly yours,

               Bank One, NA

               By: /s/ Marla S. Roth
                   ------------------------
                   Marla S. Roth
                   Assistant Vice President

Bank One, NA FFIEC 041
Legal Title of Bank RC-1
Columbus
City 10
OH 43271
State Zip Code

Transmitted to EDS as 0158097 on 10/30/01 at 17:57:20 CST

FDIC Certificate Number - 06559

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           Schedule RC--Balance Sheet

                                                                                 Dollar Amounts in Thousands    RCON Bil | Mil |
ASSETS                                                          Thou
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1) ____________________________________          0081       1,913,203 1.a
b. Interest-bearing balances (2) ____________________________________________________________           0071           1,000 1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A) ____________________________________      1754               0 2.a
b. Available-for-sale securities (from Schedule RC-B, column D) __________________________________      1773       3,705,819 2.b
3. Federal funds sold and securities purchased under agreements to resell _________________________     1350       2,806,925 3
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale __________________________________________________________            5369       1,693,500 4.a
b. Loans and leases, net of unearned income ________________________                                    B528      32,885,879 4.b
c. LESS: Allowance for loan and lease losses ___________________________                                3123         568,145 4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ___________________      B529      32,317,734 4.d
5. Trading assets (from Schedule RC-D)_______________________________________________________           3545          69,554 5
6. Premises and fixed assets (including capitalized leases) ________________________________________    2145         310,265 6
7. Other real estate owned (from Schedule RC-M)_______________________________________________          2150          41,522 7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) __________  2130         542,098 8
9. Customers' liability to this bank on acceptances outstanding _____________________________________   2155               0 9
10. Intangible assets
a. Goodwill ____________________________________________________________________________                3163          55,404 10.a
b. Other intangible assets (from Schedule RC-M) ____________________________________________            0426          30,596 10.b
11. Other assets (from Schedule RC-F)______________________________________________________             2160       2,408,719 11
12. Total assets (sum of items 1 through 11) __________________________________________________         2170      45,896,339 12
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Bank One, NA FFIEC 041
Legal Title of Bank RC-2

Transmitted to EDS as 0142024 on 07/30/01 at 12:08:03 CST

FDIC Certificate Number - 06559 11

Schedule RC - Continued

                                           Dollar Amounts in Thousands                                  RCON        Bil | Mil

                                                                        | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) _________________________  2200    15,241,790  13.a
(1) Noninterest-bearing (1) __________________________________________________________________________  6631     5,218,029  13.a.1
(2) Interest-bearing _________________________________________________________________________________  6636    10,023,761  13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase _______________________  2800    11,480,324  14
15. Trading liabilities (from Schedule RC-D) _________________________________________________________  3548        74,249  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
capitalized leases) (from Schedule RC-M): ____________________________________________________________  3190    12,461,349  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding _________________________________________  2920             0  18
19. Subordinated notes and debentures (2) ____________________________________________________________  3200     1,650,000  19
20. Other liabilities (from Schedule RC-G) ___________________________________________________________  2930     2,065,346  20
21. Total liabilities (sum of items 13 through 20)  __________________________________________________  2948    42,973,058  21
22. Minority interest in consolidated subsidiaries____________________________________________________  3000       300,278  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ____________________________________________________  3838             0  23
24. Common stock _____________________________________________________________________________________  3230       127,044  24
25. Surplus (exclude all surplus related to preferred stock) _________________________________________  3839     1,594,558  25
26. a. Retained earnings______________________________________________________________________________  3632       927,354  26.a
b. Accumulated other comprehensive income (3)_________________________________________________________  B530       (25,953) 26.b
27. Other equity capital components (4) ______________________________________________________________  A130             0  27
28. Total equity capital (sum of items 23 through 27)_________________________________________________  3210     2,623,003  28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)____________  3300    45,896,339  29
Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the
most comprehensive level of auditing work performed for the bank by independent external                RCON Number
auditors as of any date during 2000 ____________________________________________________________        6724           N/A  M. 1

1 = Independent audit of the bank conducted in accordance     4 = Directors' examination of the bank conducted
with generally accepted auditing standards by a certified         in accordance with generally accepted auditing
public accounting firm which submits a report on the bank         standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company        (may be required by state chartering authority)
conducted in accordance with generally accepted auditing      5 = Directors' examination of the bank performed
standards by a certified public accounting firm which             by other external auditors (may be required by
submits a report on the consolidated holding company (but         state chartering authority)
not on the bank separately)                                   6 = Review of the bank's financial statements by
3 = Attestation on bank management's assertion on the             external auditors
effectiveness of the bank's internal control over financial   7 = Compilation of the bank's financial statements by
reporting by a certified public accounting firm                   external auditors
                                                              8 = Other audit procedures (excluding tax
                                                                  preparation work)
                                                              9 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.